Exhibit 99.1

Molly Langenstein Promoted to CEO and President of Chico’s FAS

Current CEO and President Bonnie Brooks to Become Executive Chair
William (Bill) Simon to Become Lead Independent Director
FORT MYERS, Fla. – April 29, 2020/PRNewswire/ -- Chico’s FAS (NYSE: CHS) today announced the promotion of Molly Langenstein to CEO and President of Chico’s FAS, effective June 24, 2020. Ms. Langenstein is a 30-year retail fashion veteran with a proven track record of success in revitalizing sales and profitability. Since August 2019, Ms. Langenstein has served as President of the Company’s two largest brands, Chico’s and White House Black Market. The Company recently posted one of the fastest turnarounds in fashion retail with three consecutive quarters of unprecedented growth with a 9.4% increase in sales from Q1 to Q4 of fiscal year 2019 prior to the COVID-19 pandemic.
The Company also announced that current CEO and President Bonnie Brooks, who stepped into her role in April 2019 to lead the Company’s turnaround, will now become Executive Chair of the Board of Directors and continue to oversee the Company’s strategic direction. William (Bill) Simon, a member of the Board and former President and CEO of Walmart U.S. and senior advisor to KKR private equity firm, will assume the role of Lead Independent Director. David Walker, who has served as Chair of the Board for the past five years, will remain a member of the Board of Directors. Ms. Langenstein also will become a member of the Board of Directors. All appointments are effective June 24, 2020.
These three new simultaneous leadership appointments are the result of a planned succession designed to strengthen and provide ongoing stability and continuity to the business, and to further support the Company’s future.
“Molly joined the Company in August to reposition and rebuild our two significant apparel brands. She has proven to be an exceptional leader who quickly seized the immediate opportunities of improving product assortments, driving sales, and recruiting senior talent, particularly in merchandising, digital and marketing,” said Ms. Brooks.
Ms. Brooks added: “Throughout the fall period, the Company demonstrated its capacity to dramatically change its performance trajectory, which continued strongly into the pre-COVID-19 spring season. Molly has shown superb leadership during both this high growth phase and particularly in the current environment, as we pivot to a post-COVID-19 operating model. The new culture of agility, and the ability to grow sales while reducing expenses, has already served us well during this period, and I am confident we have a path forward for a sustainable future with Molly at the helm of the Company.”

As President of Chico’s and White House Black Market for the past nine months, Ms. Langenstein led the apparel group, including its brick-and-mortar boutiques and digital platforms, while increasing sales, product quality and elevating taste and style.
“I’m honored to lead this company of customer and product obsessed people and three unique brands, each thriving in their own market white space to provide solutions that women say give them confidence and joy,” said Ms. Langenstein. “Starting next week, all three brands will begin to open stores in a phased rollout to immediately deliver sales.”
Ms. Langenstein added: “We have operated primarily as a digital company. We equipped our store management with Style Connect, our proprietary digital styling tool, to communicate directly with many of our customers to drive sales to digital fulfillment. Both our digital performance and our customers comments demonstrate that our investments in innovative technology have benefited our business, which we will continue to enhance in our post-COVID-19 operating model.”
In addition to these appointments, the Company today announced a significant restructure of the overall organization, primarily to achieve a leaner, streamlined structure more efficiently aligned to the needs of the business, and to achieve meaningful cost reductions of approximately 30 percent across the Company.
As previously announced on April 27, Chico’s FAS has a strong financial position consisting of cash, investments and undrawn funds available in its asset-based credit facility along with wholly-owned significant real estate assets of multiple distribution centers and office buildings. In addition, the Company has taken prudent actions to reserve cash and to significantly reduce overall expenses, to ensure it remains strong during this period.

Store Reopening Rollout Plan
In addition, starting on May 4, Chico’s FAS will reopen its boutiques for three additional types of revenue generation: the fulfillment of national online orders through store inventories; reintroducing buy-online-pick up in store (BOPIS) with contactless curbside pickup service; and introducing a new shop-by-appointment service for each of its Chico’s, White House Black Market and Soma brands.
These new offerings will be available in locations that are allowing retailers to reopen on a limited basis and will be consistent with all local health and safety guidelines and regulations.

Style Connect, the Company’s proprietary digital styling tool, has been a significant enabler of the above reopening activities and has contributed to the robust digital sales during the temporary store closure period for the Company.

Earnings Call and Annual General Meeting of Shareholders Correction
The Company today announced that its conference call to review first quarter 2020 financial results will be held on June 10, 2020.

In a previous press release, the Company’s 2020 Annual Meeting of Shareholders was incorrectly communicated as being scheduled on June 24, 2020. The correct date of the Company’s 2020 Annual Meeting of Shareholders is June 25, 2020 and it will be held as a virtual meeting.

ABOUT CHICO'S FAS, INC.
Chico’s FAS is a Florida-based fashion company founded in 1983 on Sanibel Island, Fla. The Company reinvented the fashion retail experience by creating fashion communities anchored by our Most Amazing

Personal Service, which put the customer at the center of everything we do. As one of the leading fashion retailers in North America, Chico’s FAS is a company of three unique brands – Chico’s, White House Black Market and Soma – each thriving in their own white space, founded by women, led by women, providing solutions that millions of women say give them confidence and joy.

Our Company has a passion for fashion, and each day, we provide clothing, shoes and accessories, intimate apparel and expert styling in our brick-and-mortar boutiques, digital online boutiques and through Style Connect, the Company’s proprietary digital styling tool that enables customers to conveniently shop wherever, whenever and however they prefer.

As of February 1, 2020, the Company operated 1,341 stores in the U.S. and Canada and sold merchandise through 70 international franchise locations in Mexico and 2 domestic franchise airport locations. The Company's merchandise also is available at www.chicos.com, www.chicosofftherack.com, www.whbm.com, www.soma.com and www.mytelltale.com.

To learn more about Chico’s FAS, visit www.chicosfas.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements, including without limitation quotes from Ms. Brooks and Ms. Langenstein relate to expectations and projections regarding the Company’s future performance and may include the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “outlook,” “project,” “should,” “strategy,” “potential” and similar terms. These forward-looking statements are based largely on information currently available to our management and on our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those currently anticipated. Although we believe our expectations are based on reasonable estimates and assumptions, there is no assurance that our expectations will, in fact, occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements. Factors that could cause actual results to differ include, but are not limited to: the effects of the COVID-19 pandemic and uncertainties about its depth and duration, as well as the impacts to economic conditions and consumer behavior, including, among others: temporary boutique closures due to government mandates, the unemployment rate, the extent, availability and effectiveness of any COVID-19 stimulus packages or loan programs, and trends in consumer behavior and spending during and after the end of the pandemic; our ability to successfully implement any alternatives that we pursue including our ability to achieve the cost savings described in this release; government actions and policies; increases in unemployment rates and taxes; local, regional, national and international economic conditions; changes in the general economic and business environment; changes in the general or specialty retail or apparel industries, including the extent of the market demand and overall level of spending for women’s private branded clothing and related accessories; the effectiveness of our brand strategies, awareness and marketing programs; the ability to successfully execute and achieve the expected results of our business strategies and particular strategic initiatives (including, but not limited to, the Company’s revised organizational structure, retail fleet optimization plan and three operating priorities which are driving stronger sales through improved product and marketing; optimizing the customer journey by simplifying, digitizing and extending the Company’s unique and personalized service; and transforming sourcing and supply chain operations to increase product speed to market and improve quality), sales initiatives and multi-channel strategies; customer traffic; our ability to appropriately manage our inventory and allocation processes; our ability to leverage inventory management and targeted promotions; the successful recruitment of leadership and the successful integration of new members of our senior management team; uncertainties regarding future unsolicited offers to buy the Company and our ability to respond effectively to them as well as to actions of activist shareholders and others; changes in the political environment that create consumer uncertainty; the risk that our investments in merchandise or marketing initiatives may not deliver the results we anticipate; significant changes to product import and distribution costs (such as unexpected consolidation in the freight carrier industry, and the ability to remain competitive with customer shipping terms and costs pertaining to product deliveries and returns); new or increased taxes or tariffs that could impact, among other things, our sourcing from foreign suppliers; and significant shifts in consumer behavior. Other risk factors are detailed from time to time in the Company’s Quarterly Reports on Form 10-Q, Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. These factors should be considered in evaluating forward‑looking statements contained herein. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

Investor Relations Contact:
Tom Filandro
ICR, Inc.
(646) 277-1235
tom.filandro@icrinc.com

Media Relations Contact:
Pashen Black
Director of Corporate Public Relations
(239) 218-3388

Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33966 • (239) 277-6200